EXHIBIT 99.1
Press Release
For further information, please contact:
Daniel R. Kadolph, Executive Vice President and Chief Financial Officer
(708) 450-6759
MIDWEST BANC HOLDINGS DECLARES DIVIDEND
Melrose Park, Illinois (August 25, 2006) — Midwest Banc Holdings, Inc. (NASDAQ: MBHI) announced that its board of directors declared a $0.13 per share dividend to its common stockholders. The dividend will be payable on October 4, 2006 to stockholders of record as of September 15, 2006.
Midwest Banc Holdings currently has 24.8 million shares outstanding.
Midwest Banc Holdings, Inc. provides a wide range of retail and commercial lending services, personal and corporate trust services, residential mortgage origination, and securities and insurance brokerage activities throughout the greater Chicago metropolitan area. The Company’s principal operating subsidiaries are: Midwest Bank and Trust Company, Midwest Financial and Investment Services, Inc., Midwest Bank Insurance Services, LLC, and Royal American Investment Services, Inc. Information on Midwest Banc Holdings, Inc. is available at www.midwestbanc.com.
###
This press release contains certain “Forward-Looking Statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and should be reviewed in conjunction with the Company’s Annual Report on Form 10-K and other publicly available information regarding the Company, copies of which are available from the Company upon request. Such publicly available information sets forth certain risks and uncertainties related to the Company’s business which should be considered in evaluating “Forward-Looking Statements.”